Exhibit 3.75

ARTICLES OF INCORPORATION

OF

REM-NICOLLET, INC.

The undersigned, being of full age and for the purpose of forming a corporation under Minnesota Statutes Chapter 302A, does hereby adopt the following Articles of Incorporation:

ARTICLE I

The name of this corporation shall be REM-Nicollet, Inc.

ARTICLE II

The location and address of this corporation’s registered office in this state shall be 6921 York Avenue Avenue South, Edina, Minnesota 55435.

ARTICLE III

The total authorized shares of this corporation shall consist of One Million (1,000,000) voting common shares. The common stock of this corporation shall have a par value of one cent per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and a par value fixed by the Board of Directors for the purposes of a statute or regulation requiring the shares of the corporation to have a par value.

ARTICLE IV

Shareholders shall have no rights of cumulative voting.

ARTICLE V

Shareholders shall have no rights, preemptive or otherwise, to acquire any part of any unissued shares or other securities of this corporation or of any rights to purchase shares or other securities of this corporation before the corporation may offer them to other persons.

ARTICLE VI

The name and address of the incorporator of this corporation is:

Nancy G. Barber Walden
3400 City Center
Minneapolis, Minnesota 55402

ARTICLE VII

The Board of Directors of this corporation shall consist of four (4) directors or such other number of directors as shall be fixed in the manner provided in the By-Laws of this corporation.

ARTICLE VIII

Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors then in office, unless the action is one which need not be approved by the shareholders, in which case such action shall be effective if signed by the number of directors that would be required to take the same action at a meeting at which all directors were present.

IN WITNESS WHEREOF, the undersigned has set his hand this 28 day of December, 1984.

/s/ Nancy G. Barber Walden
Nancy G. Barber Walden

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this 28th day of December, 1984, by Nancy G. Barber Walden.

/s/ Sally J. Baril
Notary Public, Ramsey County, MN
My Commission Expires:

ARTICLES OF AMENDMENT

OF THE ARTICLES OF INCORPORATION OF

REM-NICOLLET, INC.

The undersigned, Robert E. Miller, President and Craig R. Miller, Secretary of REM-Nicollet, Inc., a Minnesota corporation, pursuant to Minnesota Statues Section 302A.139, hereby certify that the following is a true and complete statement of an Amendment of the Articles of Incorporation adopted by unanimous written action of the shareholders of the corporation on August 13, 1987.

RESOLVED, That the Articles of Incorporation of this corporation be amended by the addition thereto of the following Article IX:

ARTICLE IX

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on breach of the duty of loyalty to the corporation or the shareholder; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability under Sections 302A.559 or 80A.23 of the Minnesota Statutes, (iv) liability for any transaction from which the director derived an improper personal benefit, or (v) liability for any act or omission occurring prior to the date when this Article becomes effective.  If Chapter 302A, the Minnesota Business Corporation Act, hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Chapter 302A, the Minnesota Business Corporation Act.  Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

/s/ Robert E. Miller
Robert E. Miller, President

/s/ Craig R. Miller
Craig R. Miller, Secretary

Subscribed and sworn to
before me this 13 day
of August, 1987

/s/ Lisa Ellis

ARTICLES OF AMENDMENT

OF THE ARTICLES OF INCORPORATION OF

REM-NICOLLET, INC.

The undersigned, Thomas E. Miller, President and Craig R. Miller, Secretary of REM-Nicollet, Inc., a Minnesota corporation, pursuant to Minnesota Statutes Section 302A.139, hereby certify that the following is a true and complete statement of an Amendment of the Articles of Incorporation adopted by written action of the sole shareholder of the corporation on December 4, 1987.

RESOLVED, That Article I of the Articles of Incorporation of this corporation be amended to read as follows:

ARTICLE I

The name of this corporation shall be REM-Hennepin, Inc.

/s/ Thomas E. Miller
Thomas E. Miller, President

/s/ Craig R. Miller
Craig R. Miller, Secretary

Subscribed and sworn to before me
this 4 day of December, 1987.

/s/ Tina M. Chapman

ARTICLES OF MERGER

OF

REM-BLOOMINGTON, INC.,

REM-LYNDALE, INC.,

REM-MINNETONKA, INC.,

REM-PILLSBURY, INC.,

REM-PLEASANT, INC.,

AND

REM-SOUTHEAST, INC.

WITH AND INTO

REM-HENNEPIN, INC.

(to be known as REM HENNEPIN, INC., after the merger)

Pursuant to the provisions of the Minnesota Business Corporation Act, the following Articles of Merger are executed on the date hereinafter set forth:

First: REM-Hennepin, Inc., REM-Bloomington, Inc., REM-Lyndale, Inc., REM-Minnetonka, Inc., REM-Pillsbury, Inc., REM-Pleasant, Inc., and REM-Southeast, Inc., are each business corporations organized and existing under the laws of the State of Minnesota and are subject to the provisions of the Minnesota Business Corporation Law.

Second: REM-Hennepin, Inc., has issued and outstanding one hundred (100) shares of common stock.  REM-Bloomington, Inc., has issued and outstanding one hundred (100) shares of common stock.  REM-Lyndale, Inc., has issued and outstanding one hundred (100) shares of common stock.  REM-Minnetonka, Inc. has issued and outstanding one hundred (100) shares of common stock.  REM-Pillsbury, Inc. has issued and outstanding five hundred (500) shares of common stock.  REM-Pleasant, Inc., has issued and outstanding one hundred (100) shares of common stock.  REM-Southeast, Inc., has issued and outstanding one hundred (100) shares of common stock.

Third: Annexed hereto as Exhibit A is a copy of the Agreement and Plan of Merger adopted by the boards of directors and shareholders of REM-Hennepin, Inc., REM-Bloomington, Inc., REM-Lyndale, Inc., REM-Minnetonka, Inc., REM-Pillsbury, Inc., REM-Pleasant, Inc., and REM-Southeast, Inc., in compliance with Minnesota Statutes Section 302A.613.

Fourth: The effective date of the Merger provided for in the Agreement and Plan of Merger shall be January 1, 2000, at 12:01 a.m.

Executed at Minneapolis, Minnesota, on December 22, 1999.

REM-HENNEPIN, INC.

By:	/s/ Thomas E. Miller
Thomas E. Miller
Its President

REM-BLOOMINGTON, INC.

By:	/s/ Thomas E. Miller
Thomas E. Miller
Its President

REM-LYNDALE, INC.

By:	/s/ Thomas E. Miller
Thomas E. Miller
Its President

REM-MINNETONKA, INC.

By:	/s/ Thomas E. Miller
Thomas E. Miller
Its President

REM-PILLSBURY, INC.

By:	/s/ Thomas E. Miller
Thomas E. Miller
Its President

REM-PLEASANT, INC.

By:	/s/ Thomas E. Miller
Thomas E. Miller
Its President

REM-SOUTHEAST, INC.

By:	/s/ Thomas E. Miller
Thomas E. Miller
Its President

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

FOR THE MERGER

OF

REM-BLOOMINGTON, INC.,

REM-LYNDALE, INC.,

REM-MINNETONKA, INC.,

REM-PILLSBURY, INC.,

REM-PLEASANT, INC.,

AND

REM-SOUTHEAST, INC.

WITH AND INTO

REM-HENNEPIN, INC.

AGREEMENT AND PLAN OF MERGER, (the “Plan”), dated December 16, 1999, for the merger of REM-Bloomington, Inc., a Minnesota corporation (“REM-Bloomington”), REM-Lyndale, Inc., a Minnesota corporation (“REM-Lyndale”), REM-Minnetonka, Inc., a Minnesota corporation (“REM-Minnetonka”), REM-Pillsbury, Inc., a Minnesota corporation (“REM-Pillsbury”), REM-Pleasant, Inc., a Minnesota corporation (“REM-Pleasant”), and REM-Southeast, Inc., a Minnesota corporation (“ REM-Southeast”) (hereinafter collectively referred to as the “Merged Corporations”), with and into REM-Hennepin, Inc., a Minnesota corporation (which by reason of the merger will become REM Hennepin, Inc., a Minnesota Corporation) (the “Surviving Corporation”).  (The Merged and Surviving Corporations may be collectively referred to as “Constituent Corporations”).

RECITALS

WHEREAS, the Constituent Corporations are corporations duly organized and existing under the laws of the State of Minnesota; and

WHEREAS, The Constituent Corporations desire to merge, subject to the conditions set forth herein.

NOW, THEREFORE, subject to the conditions set forth herein, the Constituent Corporations shall be merged into a single corporation, REM-Hennepin, Inc., a Minnesota corporation and one of the Constituent Corporations, which shall continue its corporate existence and be the corporation surviving the merger.  The terms and conditions of this merger (the “Merger”) and the manner of carrying the same into effect, are as follows:

ARTICLE I

Effective Date of the Merger

The Effective Date of the Merger shall be January 1, 2000, at 12:01 a.m. Upon the Effective Date of the Merger, the separate existences of the Merged Corporations shall cease and the Merged Corporations shall be merged into the Surviving Corporation.

ARTICLE II

Articles of Incorporation;

Authorized Shares

As a consequence of the Merger, the Articles of Incorporation of the Surviving Corporation, shall be amended and restated in their entirety to read as annexed hereto as Schedule A, which shall be the Articles of Incorporation of the Surviving Corporation subsequent to the Merger until otherwise amended or repealed.

ARTICLE III

Bylaws; Registered Office

As a consequence of the Merger, the Bylaws of the Surviving Corporation, as amended to date, shall be the Bylaws of the Surviving Corporation after the Merger.  The registered office of the Surviving Corporation as of the Effective Date of the Merger shall be the registered office of the Surviving Corporation after the Merger, to-wit; 6921 York Avenue South, Edina, Minnesota 55435.

ARTICLE IV

Directors and Officers

The directors and officers of the Surviving Corporation in office immediately prior to the Effective Date shall remain the directors and officers of the Surviving Corporation at and after the Effective Date of the Merger until their respective successors shall have been duly elected and qualified.  The directors and officers of the Merged Corporation holding office on the Effective Date shall be deemed to have resigned effective as of the Effective Date.

ARTICLE V

Conversion of Shares in the Merger

The manner of carrying the Merger into effect, and the manner and basis of converting shares of the Constituent Corporations into shares of the Surviving Corporation shall be as set forth in Schedule B annexed hereto.

ARTICLE VI

Effect of the Merger

At the Effective Date of the Merger, the Surviving Corporation shall succeed to, without other transfer, act or deed of any person, and shall possess and enjoy, all the rights, privileges, immunities, powers and franchises, both of a public and private nature, of the Constituent Corporations, and all property, real, personal, and mixed, including patents, trademarks, tradenames, and all debts due to either of the Constituent Corporations on whatever account, for stock subscriptions as well as for all other things in action or all other rights belonging to either of said corporations; and all said property, rights, privileges, immunities, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as effectively as they were of the respective Constituent Corporations, and the title of any real estate vested by deed or otherwise in either of said Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of either of said Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens prior to the Effective Date of the Merger, and all debts, liabilities, and duties of said Constituent Corporations, respectively, shall thenceforth attach to the Surviving Corporation and shall be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted in the first instance by the Surviving Corporation.

ARTICLE VII

Accounting Matters

The assets and liabilities of the Constituent Corporations as of the Effective Date of the Merger shall be taken up on the books of the Surviving Corporation at the amounts at which they were carried at that time on the books of the respective Constituent Corporations.  The surplus of the Surviving Corporation after the Merger, including any surplus arising in the Merger, shall be available to be used for any lawful purposes for which surplus may be used.  Accounting procedures and depreciation schedules and procedures of any Constituent Corporation may be converted to those procedures and schedules selected by the Surviving Corporation.

ARTICLE VIII

Filing of Plan of Merger

After the Plan of Merger has been adopted and approved by the Boards of Directors and shareholders of the Constituent Corporations in accordance with Section 302A.613 of the Minnesota Business Corporation Act, Articles of Merger shall be executed and delivered to the Secretary of State of the State of Minnesota for filing as provided by the Minnesota Business Corporation Act.  The Constituent Corporations shall also cause to be performed all necessary acts within the State of Minnesota and elsewhere to effectuate the Merger.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

REM-HENNEPIN, INC.
a Minnesota corporation
(the Surviving Corporation)

By:	/s/ Thomas E. Miller
Thomas E. Miller
Its President

By:	/s/ Craig R. Miller
Craig R. Miller
Its Secretary

REM-BLOOMINGTON, INC.
a Minnesota corporation
(a Merged Corporation)

By:	/s/ Thomas E. Miller
Thomas E. Miller
Its President

By:	/s/ Craig R. Miller
Craig R. Miller
Its Secretary

REM-LYNDALE, INC.
a Minnesota corporation
(a Merged Corporation)

By:	/s/ Thomas E. Miller
Thomas E. Miller
Its President

By:	/s/ Craig R. Miller
Craig R. Miller
Its Secretary

REM-MINNETONKA, INC.
a Minnesota corporation
(a Merged Corporation)

By:	/s/ Thomas E. Miller
Thomas E. Miller
Its President

By:	/s/ Craig R. Miller
Craig R. Miller
Its Secretary

REM-PILLSBURY, INC.
a Minnesota corporation
(a Merged Corporation)

By:	/s/ Thomas E. Miller
Thomas E. Miller
Its President

By:	/s/ Craig R. Miller
Craig R. Miller
Its Secretary

REM-PLEASANT, INC.
a Minnesota corporation
(a Merged Corporation)

By:	/s/ Thomas E. Miller
Thomas E. Miller
Its President

By:	/s/ Craig R. Miller
Craig R. Miller
Its Secretary

REM-SOUTHEAST, INC.
a Minnesota corporation
(a Merged Corporation)

By:
Thomas E. Miller
Its President

By:	/s/ Craig R. Miller
Craig R. Miller
Its Secretary

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

REM HENNEPIN, INC.

ARTICLE I

Name

The name of this corporation shall be REM Hennepin, Inc.

ARTICLE II

Registered Office

The location and post office address of this corporation’s registered office in this state shall be 6921 York Avenue South, Edina, Minnesota 55435.

ARTICLE III

Authorized Capital

The total authorized number of shares of this corporation is Two Hundred Thousand (200,000) shares, all of which shall be shares of common stock of the par value of one cent ($0.01) per share.  All shares of stock shall be equal in every respect.  At all meetings of the shareholders, each shareholder of record entitled to vote thereat shall be entitled to one vote for each share (and a fractional vote for and equal to each fractional share) of stock standing in his or her name and entitled to vote at such meetings.  Each outstanding fractional share shall have the rights provided in these Articles of Incorporation, the Bylaws of this corporation, and the laws of the State of Minnesota to which a full share of such stock is entitled, but in proportion which such fractional share bears to a full share of such stock.

ARTICLE IV

Cumulative Voting Prohibition

Shareholders shall have no rights of cumulative voting.

ARTICLE V

Preemptive Rights Prohibition

Shareholders shall have no rights, preemptive or otherwise, under Minnesota Statutes Section 302A.413 (or similar provisions of future law) to acquire or purchase any part of any unissued stock or other securities of this corporation, or of any stock or other securities issued and thereafter acquired by this corporation, before the corporation may offer them to other persons.

ARTICLE VI

Limitation of Director Liability

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or its shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the corporation’s stock under Minnesota Statutes Section 302A.559 or on the sale of unregistered securities or securities fraud under Minnesota Statutes Section 80A.23; or (iv) liability for any transaction from which the director derived an improper personal benefit.  If Minnesota Statutes Chapter 302A hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by Minnesota Statutes Chapter 302A, as amended.  Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

ARTICLE VII

Director Action by Written Consent

Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors then in office, unless the action is one which need to be approved by the shareholders, in which case such action shall be effective if signed by the number of directors that would be required to take the same action at a meeting at which all directors are present.

SCHEDULE B

Conversions of Shares in the Merger

1.                                       Stock of Surviving Corporation.  At the Effective Date of the Merger, subject to Section 3 below, all shares of common stock of the Surviving Corporation issued and outstanding immediately prior to the Effective Date of the Merger shall be converted and exchanged for 35.8149 shares of the common stock of the Surviving Corporation, par value $.01 per share.

2.                                       Stock of Merged Corporation.  At the Effective Date of the Merger, subject to Section 3 below, by virtue of the Merger and without any action on the part of any shareholder, each share of common stock of REM-Bloomington issued and outstanding immediately prior to the Effective Date of the Merger shall be converted and exchanged for 16.1026 shares of the common stock of the Surviving Corporation, par value $.01 per share.

At the Effective Date of the Merger, subject to Section 3 below, by virtue of the Merger and without any action on the part of any shareholder, each share of common stock of REM-Lyndale issued and outstanding immediately prior to the Effective Date of the Merger shall be converted and exchanged for 7.0170 shares of the common stock of the Surviving Corporation, par value $.01 per share.

At the Effective Date of the Merger, subject to Section 3 below, by virtue of the Merger and without any action on the part of any shareholder, each share of common stock of REM-Minnetonka issued and outstanding immediately prior to the Effective Date of the Merger shall be converted and exchanged for 14.5274 shares of the common stock of the Surviving Corporation, par value $.01 per share.

At the Effective Date of the Merger, subject to Section 3 below, by virtue of the Merger and without any action on the part of any shareholder, each share of common stock of REM-Pillsbury issued and outstanding immediately prior to the Effective Date of the Merger shall be converted and exchanged for 3.4452 shares of the common stock of the Surviving Corporation, par value $.01 per share.

At the Effective Date of the Merger, subject to Section 3 below, by virtue of the Merger and without any action on the part of any shareholder, each share of common stock of REM-Pleasant issued and outstanding immediately prior to the Effective Date of the Merger shall be converted and exchanged for 8.1070 shares of the common stock of the Surviving Corporation, par value $.01 per share.

At the Effective Date of the Merger, subject to Section 3 below, by virtue of the Merger and without any action on the part of any shareholder, each share of common stock of REM-Southeast issued and outstanding immediately prior to the Effective Date of the

Merger shall be converted and exchanged for 1.2049 shares of the common stock of the Surviving Corporation, par value $.01 per share.

3.                                       Fractional Shares.  Notwithstanding the provisions of Sections 1 and 2 above, the aggregate number of shares of the common stock of the Surviving Corporation issuable to a shareholder by reason of Sections 1 and 2 shall be reduced to the nearest whole number of shares, with no fractional shares being issued.  The fractional shares shall be abated in proportion to the aggregate number of shares otherwise issuable to each shareholder prior to such rounding.  In lieu of fractional shares that cannot be abated proportionally as described above, the Surviving Corporation shall pay cash to such shareholder at a rate of $391.50 per share.